AMENDMENT NO. 2 TO RIGHTS AGREEMENT


         This second amendment, dated as of July 2, 1997, amends the Rights Agreement dated as of June 2, 1997, as amended by Amendment No. 1 dated as of
June 13, 1997 (the "Rights Agreement") between Inamed Corporation (the "Company") and U.S. Stock Transfer Corporation, as Rights Agent (the "Rights Agent"). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined.

                               W I T N E S S E T H

         WHEREAS, on May 23, 1997, the Board of Directors of the Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, one share of the Company's Common Stock; and

         WHEREAS, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of Common Stock of the Company outstanding on June 13, 1997 and authorized the issuance of one Right (subject to certain adjustments) for each share of Common Stock of the Company issued between the Record Date and the Distribution Date; and

         WHEREAS, simultaneously herewith the Company is entering into a letter agreement (the "Letter Agreement") dated July 2, 1997 with Appaloosa Management, L.P. ("Appaloosa") and Donald K. McGhan, pursuant to which the Company has agreed to amend certain provisions of the Rights Agreement; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Continuing Directors now unanimously desire to amend certain provisions of the Rights Agreement in order to supplement certain provisions therein;

         NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

         1. Section 1(a) is hereby amended by deleting Section 1(a) in its entirety and substituting the following therefor:

                  "(a)              "Acquiring Person" shall mean any Person (as
                           such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, after the date hereof, shall become the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the

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                           Company or of any  Subsidiary of the Company,  or any
                           entity holding Common Shares for or pursuant to the terms of any such plan.

                                    Notwithstanding  anything in this  Agreement
                           that might otherwise be deemed to the contrary; (i) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person"; (ii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement; (iii) no officer or director of the Company who or which, together with all Affiliates of such Person, is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock of the Company as of the Record Date shall be deemed an "Acquiring Person" for any purpose of this Agreement, provided, that such officer or director together with his Affiliates does not become the Beneficial Owner of 20% or more of the outstanding shares of Common Stock of the Company, and provided further that such officer or director need not continue in such capacity after the Record Date; and
                           (iv) Appaloosa Management L.P. and its affiliated entities identified in the Schedule 13D filing dated May 13, 1997 (collectively, "Appaloosa") shall not be deemed an "Acquiring Person" for any purpose of this Agreement with respect to Beneficial Ownership of 15% or more of the outstanding shares of the Company's Common Stock arising solely from the conversion by Appaloosa of any of the Company's Senior Notes or Convertible Debentures which were held by Appaloosa on the Record Date, the exercise of any Warrants issued to Appaloosa arising from its ownership of

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                           Convertible  Debentures,   or  the  exercise  of  any
                           preemptive rights of Appaloosa under Section 8.12 of the Indenture governing the Convertible Debentures, it being understood that the exception provided in
                           this   clause   (iv)  shall  not  apply  to  (x)  any
                           transferees who may acquire any securities from Appaloosa, or (y) shares of the Company's Common
                           Stock,   Notes,   Convertible   Debentures  or  other
                           securities of the Company which may be acquired (other than through conversion or exercise of the instruments or rights described above) by Appaloosa after the Record Date."

         2.       Section 1(g) is hereby deleted in its entirety.

         3. Section 23(a) is hereby amended to delete the following text from the last sentence of such section:

                  "; provided, however, if the Board of Directors of the Company authorized redemptions of the Rights then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors".

         4. Section 27 is hereby amended by deleting Section 27 in its entirety and substituting the following therefor:

                  "Section 27. SUPPLEMENTS AND AMENDMENTS. The Company may (and the Rights Agent shall at the direction of the Company) from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent. This Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or Affiliate or Associate of an Acquiring Person). Upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding the foregoing, the Company shall not amend, modify supplement or replace provision (iv) of Section 1(a) or otherwise amend, modify or supplement any other provision of this Agreement which adversely affects the rights and benefits of Appaloosa under such provision, in any such

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                  case without the prior  written  consent of  Appaloosa.  It is
                  understood   and  agreed  that  Appaloosa  is  a  third  party
                  beneficiary to this Rights Agreement and may enforce the provisions of this Section as if it were a party to the Rights Agreement."

         5. Section 29 is hereby amended to delete each reference to the following text from such section:

                  "(with,   where   specifically   provided   for  herein,   the
                  concurrence of the Continuing Directors)".

         6. Section 31 is hereby amended to delete the last sentence from such section which reads as follows:

                  "Without limiting the foregoing, if any provision requiring a majority of the Board of Directors of the Company to be Continuing Directors to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors of the Company in accordance with applicable law and the Company's Articles of Incorporation and By-Laws."

         7. Except as expressly herein set forth, the remaining provisions of the Rights Agreement shall remain in full force and effect.

         8. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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         IN  WITNESS  WHEREOF,  this  Amendment  No.  2 has  been  signed  to be effective as of the close of business on this 2nd day of July, 1997 by authorized representatives of each of the Company and the Rights Agent.

                                        INAMED CORPORATION


                                        By:/s/ Donald K. McGhan
                                           ------------------------
                                           Donald K. McGhan
                                           Chairman and
                                           Chief Executive Officer


                                        U.S. STOCK TRANSFER CORPORATION




                                        By:/s/ Richard C. Brown
                                           ---------------------------
                                            Richard C. Brown
                                            Vice President


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